     Globix Corporation
2200 West Park Drive
Westborough, Massachusetts 01581

February 12, 2007

Mr. Eric J. Sandman
Senior Vice President and Chief Financial Officer
Globix Corporation
2200 West Park Drive
Westborough, MA 01581

          Re: Severance

Dear Eric:

          This letter is being provided to you as a binding commitment undertaken by Globix Corporation (the “Company”) to provide you with the payment of severance upon the occurrence of certain events. Pursuant to the unanimous approval by the Compensation Committee of the Company’s Board of Directors, you shall receive a severance payment equal to one year’s base salary in the event that (i) you are actually or constructively terminated from employment with the Company without cause within one year following a Change of Control of the Company, as defined in the Company’s 2003 Stock Option Plan; or (ii) you are required to relocate your primary place of business to a location further than sixty (60) miles outside of Westborough, Massachusetts. For purposes of the severance payment contemplated hereby, one year’s base salary shall consist of your annual salary as in effect immediately prior to the Change of Control. Constructive termination shall consist of a diminution of responsibilities and a substantial decrease in compensation. The period of exercisability for all options held by you that are exercisable upon a termination of employment described in clauses (i) or (ii) above shall be six months following the date of such termination of employment.

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          This letter shall be binding upon and inure to the benefit of the undersigned parties and their respective successors and assigns. Please indicate your agreement to the terms of this letter between you and the Company by executing a copy of this letter and returning the same to me.

Very truly yours,
GLOBIX CORPORATION

By: /s/Kurt J. Van Wagenen
Name: Kurt J. Van Wagenen
Title: President & Chief Executive Officer

Accepted and agreed as of the 12th day of February, 2007

By: /s/Eric J. Sandman
Name: Eric J. Sandman
Title: Senior Vice President and Chief Financial Officer